UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      BUSINESSWAY INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

Florida                                                               98-0215778
-------                                                               ----------
(State  or  other  jurisdiction                                (I.R.S. Employer
of  incorporation  or organization)                         Identification  No.)

117  Gun  Avenue,  Pointe-Claire,  Quebec,  Canada                      H9R  0X3
--------------------------------------------------                      --------
(Address  of  Principal  Executive  Offices)                          (Zip Code)

                         NON-QUALIFIED STOCK OPTION PLAN
                            AND EMPLOYMENT AGREEMENTS
                        (JIMMY FOUSSEKIS AND JOHN HEDDO)
                            (Full title of the plan)

                                   FARIS HEDDO
                                 117 GUN AVENUE
                              POINTE-CLAIRE, QUEBEC
                                 CANADA  H9R 0X3
                                 (514) 693-0877
                     (Name and address of agent for service)

                                 BERNARD PINSKY
                    CLARK, WILSON, BARRISTERS AND SOLICITORS
                         #800 - 885 WEST GEORGIA STREET
                                  VANCOUVER, BC
                                 CANADA  V6C 3H1
                                 (604) 687-5700

(Telephone  number,  including  area  code,  of  agent  for  service)


                                        CALCULATION OF REGISTRATION FEE

                                                       Proposed             Proposed
Title of Securities to                             Maximum Offering     Maximum Aggregate
be Registered           Amount to be Registered     Price Per Share       Offering Price    Amount of Registration Fee

Common Stock,. . . . .     A maximum of
par value $0.001 . . .     3,800,000 shares      $           0.25(1)  $     950,000(1)  $                  237.50(1)
----------------------  -----------------------  -------------------  ----------------  ----------------------------

(1)     The  price  is  estimated  in  accordance  with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely  for  the purpose of calculating the registration fee, based on the average of the bid and asked price ($0.25 bid;  $0.25  ask)  of the common stock as reported on the National Association of Securities Dealers Inc.'s Over the
Counter  Bulletin  Board  on  March  14,  2001.

(2)     The  Non-Qualified Stock Option Plan authorizes the issuance of a maximum of 2,500,000 common shares, all of which  are  being  registered hereunder, and the employment agreements between BusinessWay International Corporation and  each  of Jimmy Foussekis and John Heddo respectively authorize the issuance of an aggregate of 1,300,000 common

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM  1.     PLAN  INFORMATION.

In accordance with the rules and regulations of the Securities and Exchange Commission, the documents containing the information called for in Part I of Form S-8 will be sent or given to individuals who either participate in BusinessWay International Corporation's (the "Company") Non-Qualified Stock Option Plan, effective September 13, 2000 (the "Plan") and who consent to and execute the Company's form of stock option agreement (the "Agreement") or who are parties to the employment agreements between the Company and each of Jimmy Foussekis and John Heddo respectively (the "Employment Agreements"). Copies of the Plan, the Agreement and the Employment Agreements are attached as exhibits to this Form S-8 (Exhibits 4.1, 4.2, 4.3 and 4.4 respectively).

This Registration Statement relates to the offering of a maximum of 2,500,000 common shares in the capital stock of the Company pursuant to the Plan, and an aggregate of 1,300,000 common shares in the capital of the Company pursuant to the Employment Agreements (collectively, the "Shares").

ITEM  2.     COMPANY  INFORMATION  AND  PLAN  ANNUAL  INFORMATION.

Upon  written or oral request, any of the documents incorporated by reference in
Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in Section 10(a) Prospectus) and other documents required to be delivered to those individuals who participate in the Plan or who are parties to the Employment Agreements, pursuant to Rule 428(b) are available without charge by contacting:

                      BusinessWay International Corporation
                                 117 Gun Avenue
                              Pointe-Claire, Quebec
                                 Canada H9R 0X3
                            Attention:  The President
                          (Telephone:  (514) 693-0877)

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

The following documents filed by the Company are incorporated herein by reference:

1. The description of the Company's shares contained in the Registration Statement on Form 10-SB (SEC document number 000-27097), filed with the Securities and Exchange Commission (the "SEC") on August 20, 1999 (copies of which are available through commercial document retrieval services, such as Primark, whose telephone number is 1-800-777-3272, or through the internet on the SEC's website at www.sec.gov), including all amendments and reports for the purpose of updating such description;

2.     The  Company's  Annual  Report  on  Form 10-KSB, filed on March 31, 2000;

3.     The  Company's  Quarterly  Report  on Form 10-QSB, filed on May 12, 2000;

4.     The  Company's Quarterly Report on Form 10-QSB, filed on August 15, 2000;

5.     The  Company's  Quarterly  Report  on  Form 10-QSB, filed on December 15,
2000;

6.     The  Company's Quarterly Report on Form 10-QSB/A, filed on March 2, 2001;

7.     The  Company's  Schedule  14C,  filed  on  July  31,  2000;

8.     The  Company's  Schedule  14C,  filed  on  February  14,  2001;

9. The Current Reports on Form 8-K or Form 8-K/A, filed by the Company on the following dates:

(a)     April  5,  2000;
(b)     April  6,  2000;
(c)     April  12,  2000;
(d)     September  27,  2000;
(e)     November  28,  2000;
(f)     February  23,  2001;  and
(g)     March  2,  2001.

In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You may read and copy any reports, statements of other information were filed at the SEC's Public Reference Rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. The Company's filings are also available to the public from commercial document retrieval services, such as Primark, whose telephone number is 1-800-777-3272, or on the internet at the SEC's website at www.sec.gov.

ITEM  4.     DESCRIPTION  OF  SECURITIES.

Not  applicable.

ITEM  5.     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

Not  applicable.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

The Company's Articles of Incorporation provide that, to the fullest extent permitted by law, no director or officer of the Company shall be personally liable to the Company or its shareholders for damages for breach of any duty owed to the Company or its shareholders. In addition, the Company's Articles authorize the Company to, in its by-laws or any resolution of its directors or shareholders, undertake to indemnify the officers and directors of the Company any contingency or peril as may be determined in the best interests of the Company, and in conjunction therewith, to procure, at the Company's expense, policies of insurance. Such provisions do not eliminate the personal liability of the Company's directors and officers for monetary damages as a result of a breach of fiduciary duty or for any actions or omissions which were not done in good faith.

Under section 607.0850 of the Florida Business Corporation Act, the Company has the power to indemnify:

(a) any person who was or is a party to any proceeding (other than an action by, or in the right of, the Company), by reason of the fact that he or she is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company or another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; and

(b) any person, who was or is a party to any proceeding by or in the right of the Company to procure a judgement in its favour by reason of the fact that the person is or was a director, officer, employee, or agent of the company or is or was serving at the request of the company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgement of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that a director, officer, employee, or agent of the Company has been successful on the merits or otherwise in defense of any proceeding referred to in (a) or (b) above, or in defense of any claim, issue, or matter therein, the Company is required to indemnify him or her against expenses actually and reasonably incurred by him or her in connection with such proceeding. Any indemnification under (a) or (b) above, unless pursuant to a determination by a court, shall be made by the Company only if authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he or she met the applicable standard of conduct set forth in (a) or (b) above.

However, no indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated to constitute:

(a) a violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

(b) a transaction from which the director, officer, employee, or agent derived an improper personal benefit; or

(c) wilful misconduct or a conscious disregard for the best interests of the Company in a proceeding by or in the right of the Company to procure a judgment in its favour or in a proceeding by or in the right of a shareholder.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.

Not  Applicable.

ITEM  8.     EXHIBITS.

     4.1 BusinessWay International Corporation (formerly GlobalNetCare, Inc.) Non-Qualified Stock Option Plan, as amended

     4.2     Form  of  Stock  Option  Agreement

     4.3 Employment Agreement between the Company and Jimmy Foussekis, dated December 7, 2000

     4.4 Employment Agreement between the Company and John Heddo, dated December 7, 2000

     5      Opinion  of  Clark,  Wilson

     23.1   Consent  of  Clark,  Wilson  (included  in  Exhibit  5)

     23.2   Consent  of  Independent  Auditor  (KPMG  LLP)

     23.3   Consent  of  Independent  Auditor  (Robert  Lawand,  C.A.)

     24     Power  of  Attorney  (included  in  signature  page)

ITEM  9.     UNDERTAKINGS.

(a)     The  Company  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pointe-Claire, Quebec, on March 13, 2001.

BUSINESSWAY  INTERNATIONAL  CORPORATION

By   /s/ Faris Heddo
     Faris  Heddo,  President  and  Chief  Executive  Officer/Director

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Faris Heddo his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES

Per: /s/ Faris Heddo
     Faris  Heddo
     President/CEO/Director
     March  13,  2001

Per: /s/ Michele Scott
     Michele  Scott
     Chief  Financial  Officer/Secretary/Director
     March  13,  2001

Per: /s/ Harvey Lalach
     Harvey  Lalach
     Vice  President,  Administration/Director
     March  13,  2001

Per: /s/ Fabrice Zambito
     Fabrice  Zambito
     Director
     March  13,  2001

Per: /s/ Yoland Dumas
     Yoland  Dumas
     Director
     March  13,  2001

THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pointe-Claire, Quebec, on March 13, 2001.

BUSINESSWAY  INTERNATIONAL  CORPORATION  NON-QUALIFIED  STOCK  OPTION  PLAN

By   /s/ Faris Heddo
     Faris  Heddo,  President  and  Chief  Executive  Officer/Director